UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020 (September 21, 2020)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 1400	Minnetonka, MN	55305
(Address of Principal Executive Offices)		(Zip Code)

(612) 453-4100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange
7.75% Series D Cumulative Redeemable Preferred Stock	TWO PRD	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock	TWO PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2020, the Board of Directors of Two Harbors Investment Corp. (“Two Harbors” or the “Company”) approved the appointment of William Greenberg, the Company’s President and Chief Executive Officer, as a member of the Board with immediate effect. Mr. Greenberg will stand for re-election at the Company’s 2021 annual meeting of stockholders.

William Greenberg (53) has served as President and Chief Executive Officer of Two Harbors since June 2020. He previously served as Vice President and Co-Chief Investment Officer since January 2020, with primary responsibility for the investment and hedging strategy of the Company’s portfolio of conventional MSR portfolio and securities. Prior thereto, he served as Co-Deputy Chief Investment Officer from June 2018. Mr. Greenberg has over 25 years of experience managing portfolios of structured finance assets. Prior to joining Two Harbors in 2012, Mr. Greenberg was a Managing Director at UBS AG, holding a variety of senior positions with responsibilities including managing the mortgage repurchase liability risk related to over $100 billion of RMBS and whole loans issued and/or sold by UBS. Additionally, Mr. Greenberg was co-head of trading within the SNB StabFund, including managing $40 billion of legacy RMBS, ABS, and CMBS securities and loans. Prior to joining UBS, Mr. Greenberg was a Managing Director at Natixis NA, where he co-managed portfolios of RMBS and Agency Mortgage Servicing Rights. Mr. Greenberg holds a B.S. in physics from the Massachusetts Institute of Technology, and M.S. and Ph.D. degrees in theoretical nuclear physics from the University of Washington.

There are no arrangements or understandings between Mr. Greenberg and any other person pursuant to which Mr. Greenberg was appointed as a director, and there are no transactions in which Mr. Greenberg has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Amendment

On September 21, 2020, the Board of Directors of Two Harbors approved articles of amendment (the “Articles of Amendment”) to the Company’s amended and restated charter. The Articles of Amendment: (i) increase the Company’s authorized shares of common stock, par value $0.01 per share (“Common Stock”), from 450,000,000 shares to 700,000,000 shares; and (ii) increase the Company’s authorized share of preferred stock, par value $0.01 per share, from 50,000,000 shares to 100,000,000 shares. The Articles of Amendment became effective upon their filing with the State Department of Assessments and Taxation of Maryland on September 23, 2020.

The above description of the Articles of Amendment is qualified in its entirety by reference to the full text of the Articles of Amendment, a complete copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Bylaws

On September 21, 2020, the Board of Directors of Two Harbors approved amendments to Article VI, Section 1 of the Company’s Amended and Restated Bylaws (“Bylaws”), which became effective immediately. As previously disclosed, the management agreement by and among the Company, Two Harbors Operating Company LLC and PRCM Advisers LLC terminated effective August 14, 2020. The amendments to the Bylaws eliminate references to a manager acting on behalf of the Company pursuant to a management agreement.

The above description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a complete copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Two Harbors Investment Corp. Articles of Amendment, dated September 23, 2020.
3.2	Two Harbors Investment Corp. Amended and Restated Bylaws, dated September 21, 2020.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: September 23, 2020